UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2010

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-08174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey		08876
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants.

     As previously reported on a form 8-K, filed with the Securities and Exchange Commission on January 29, 2010, Conolog Corporation (the “Company”), in January 2010, Conolog Corporation, engaged, Friedman LLP (“Friedman”) as the Company’s independent registered public accounting firm. On July 9, 2010, the Company dismissed Friedman as the Company’s independent registered public accounting firm. The decision to dismiss Friedman was approved by the audit committee of the Company’s board of directors on July 8, 2010.

      From the date of their engagement by the Company though the date of their dismissal, Friedman did not issue any reports on the Company’s financial statements.

      From the date of their engagement by the Company through July 8, 2010, (i) there were no disagreements between the Company and Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Friedman would have caused Friedman to make reference to the matter in its reports on the Company’s financial statements; and (ii) there were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K, except for those described on Form 8-K filed with the Securities Exchange Commission on June 11, 2010 and on Form 10-Q/A filed July 1, 2010.

     The registrant has requested Friedman to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made above by the Company. A copy of such letter, dated July 20, 2010 is filed herewith as Exhibit 16.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1    Letter from Friedman LLP to the Securities and Exchange Commission dated July 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By:	/s/ Robert S. Benou
Robert S. Benou
Chief Executive Officer

Dated: July 20, 2010

EXHIBIT INDEX

Exhibit	Description
16.1	Letter from, Friedman LLP to the Securities and Exchange Commission dated July 20, 2010